Exhibit 10.27

SECOND RENEWAL, EXTENSION, AND MODIFICATION

OF PROMISSORY NOTE

AND

SECOND AMENDMENT TO BUSINESS LOAN AGREEMENT

(“Agreement”)

(Loan No. 104403439)

Effective Date:     October 13, 2013

Original Promissory Note:

Effective Date:     October 13, 2011

Lender:	Inwood National Bank

7621 Inwood Road

Dallas, Texas 75209

Borrower:	JBGL Builder Finance, LLC

3131 Harvard Avenue, Suite 103

Dallas, Texas 75205

Stated Principal Amount:     $6,000,000.00

Maturity Date:     October 13, 2012

First Renewal:

Effective Date:     October 13, 2012

Stated Principal Amount:     $8,000,000.00

Maturity Date:     October 13, 2013

Collateral:

a.	Commercial Security Agreement (“Security Agreement”) dated effective as of October 13, 2011, as amended, granting a security interest in all of Borrower’s existing and future notes receivable, and other items of collateral more fully described therein and made a part hereof

b.	Terms, Conditions, and Provisions contained in that certain Business Loan Agreement (Asset Based), as amended (collectively, “Loan Agreement”), dated effective as of October 13, 2011, executed and delivered by Borrower and Lender

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(Original Promissory Note and First Renewal are hereafter collectively referred to as the “Promissory Note”, and the Security Agreement and the Loan Agreement, and all documents and instruments described therein are hereafter collectively referred to as the “Collateral Documents”).

Modification to Promissory Note:

1.          Increase in Stated Principal Amount. The stated principal amount of the Promissory Note is hereby increased from $8,000,000.00 to $25,000,000.00.

2.          Maturity Date. The maturity date of the Promissory Note is hereby extended from October 13, 2013 to October 13, 2014 (“Maturity Date”). Borrower will pay regular monthly payments of all accrued and unpaid interest due as of each payment date, beginning November 13, 2013, with all subsequent interest payments to be due on the same day of each month thereafter until the Maturity Date, when all unpaid principal and accrued but unpaid interest shall be due and payable in full.

Modification and Amendment to Loan Agreement:

1.          Audited Financial Statements. Borrower’s affirmative covenant contained in the Loan Agreement requiring Borrower to provide an unaudited financial statement not later than ninety (90) days after the end of such fiscal year, is hereby deleted and substituted with the following:

“Annual Statements. As soon as available, but in no event later than one hundred twenty (120) days after the end of each fiscal year, Borrower shall furnish to Lender audited financial statements of Borrower’s balance sheet and income statement for the year ended, and containing all other financial information required by Lender, compiled and prepared by a certified public accountant satisfactory to Lender.”

2.          Tangible Net Worth Requirements. Borrower’s affirmative financial covenant contained in the Loan Agreement requiring Borrower to “maintain a net worth greater than 9X the outstanding loan balance of the subject revolving line of credit”, is hereby amended by substituting “three (3) times” in the place of “9X”.

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3.          Proposed Advance - John’s Creek, Fulton County, Georgia. Borrower has informed Lender of its intention to provide funding for the purchase by Johns Creek 206, LLC, an entity to be owned and controlled by James Brickman, of approximately 206 acres in a residential development project known as Johns Creek, located in Fulton County, Georgia. The acquisition is scheduled to occur on or about November 19, 2013. Borrower’s loan to Johns Creek 206, LLC will be secured by a deed of trust lien/mortgage for the benefit of Borrower. In addition to the foregoing, Lender requires Johns Creek 206, LLC to execute and deliver a deed of trust/mortgage for the benefit of Lender as additional collateral for payment of the Promissory Note. All loan and security documents and instruments concerning the Johns Creek transaction are required to be executed and delivered to the appropriate parties on the date of acquisition and funding. The form of all such documents and instruments shall be as reasonably approved by Lender.

Borrower and Lender acknowledge and agree that this Agreement is given in renewal, extension, and modification, and not in extinguishment, of the Promissory Note. Borrower hereby ratifies all previous advances, draws, and draw requests made under the terms of the Promissory Note and, further, Borrower hereby reaffirms all terms, conditions, and obligations of Borrower contained in the Promissory Note, the Loan Agreement, the Security Agreement, and all collateral and ancillary documents thereto, except as modified herein. Borrower agrees that such modification shall in no manner alter, effect, impair, or abrogate the Promissory Note or the Collateral Documents describing the liens and security interests and collateral interests securing the payment of same, and that said liens, security interests, and collateral interests shall not in any manner be waived; the purpose of this instrument being simply to modify the terms of the Promissory Note and the Loan Agreement as forth above. Except as modified above, all terms and provisions of the Original Promissory Note, the Collateral documents, and of the instrument or instruments creating or fixing the liens, security interests, and collateral interests securing the payment of same are and such shall be, and remain, in full force and effect as therein written.

To the extent a conflict exists between the terms and conditions contained in this Agreement and the Note and Collateral Documents, this Agreement shall control.

Executed effective as of (but not necessarily on) the date first written above.

Borrower:

JBGL Builder Finance, LLC,

By:	/s/ James R. Brickman
James R. Brickman, Manager

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Lender:

INWOOD NATIONAL BANK

By:
Keil W. Strickland
Vice President

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